Exhibit 10(x)

GE Retirement for the

Good of the Company Program

(Effective January 1, 2005)

The Chairman of the Board (with power to redelegate) is authorized to grant an allowance to any employee (including officers) whose service is terminated after November 21, 1986, subject to the terms and conditions hereinafter set forth. In addition, the Chairman has the authority to waive the age, service and salary requirements of the authorization to grant deferred termination allowances.

1.	An employee may be granted an allowance if:

	(a)	(i)
On the date of termination of the employee’s service, the employee is at least fifty years of age and has a total of at least twenty years of pension benefit service or similar pension service under the pension plans of the Company and its affiliates and subsidiaries, or if the employee is a company pilot, the employee is at least forty-five years of age, and has a total of at least fifteen years of such pension service; and

(ii)
The employee’s salary on the January 1 of the calendar year in which service is terminated was no lower than the position rate in effect for the GE Executive Band on the January 1 of the calendar year prior to the year in which service is terminated;

(b)
In the judgment of the employee’s manager, it is no longer appropriate to retain the employee in his present position, no appropriate reassignment of the employee elsewhere in the Company is practicable and a termination of the employee’s service with the Company under the terms and conditions of this program would be in the best interests of the Company;

	(c)	The employee elects optional retirement under the GE Pension Plan to begin on the first of the month following attainment of age 60;

	(d)	The employee agrees not to withdraw his contributions plus interest credited thereon as permitted by the provisions of Section XI 2 of the GE Pension Plan; and

	(e)	The employee agrees not to elect to accelerate the commencement of his pension under Section XI.4.b.(iii) of the GE Pension Plan.

2.
Any allowance granted under this program shall be granted in the form of either a retirement allowance or a termination allowance. An employee granted a retirement allowance shall be eligible for those benefits under the Company’s employee benefit plans which apply to a similarly situated employee who retires directly from the service of the Company. An employee granted a termination allowance shall be eligible for those benefits under the Company’s employee benefit plans which apply to a similarly situated employee who voluntarily terminates service.

In any event, the annual amount of an allowance shall not exceed the sum of:

(a)
The annual amount which would have been payable as the employee’s pension under the terms and conditions of the GE Pension Plan if the employee at the time of termination of service had attained age 60 and retired under the provisions of Section V of the GE Pension Plan, the future service annuity portion of such pension to be calculated on the basis of the employee’s actual compensation and contributions to the date of termination of service;

(b)
An amount equal to the sum of (1) the supplemental payment under Section VI 3 of the GE Pension Plan based on the employee’s pension benefit service to the date of termination of the employee’s service plus (2) the special supplemental payment under Section VI 6 of the GE Pension Plan; and

(c)
The amount which would have been payable as the employee’s supplementary pension upon optional retirement under the terms and conditions of the GE Supplementary Pension Plan as if the employee at the time of termination of service had attained age 60 and retired, taking into account only pension benefit service and average annual compensation to the date of termination of service.

Consistent with the foregoing, in the case of an employee who is a “New Plan Participant” within the meaning of the GE Pension Plan on the date of his termination of service, no amount shall be payable under subparagraph (b) above, and the amounts set forth in subparagraph (a) and (c) above shall take into account the 25% early retirement reduction factor applicable under the GE Pension Plan and GE Supplementary Pension Plan for retirement at age 60. In the sole discretion of the Company, if such employee’s service consists of both work performed as such a New Plan Participant and work performed in some other capacity, said reduction factor (and any other reduction prescribed herein applicable to death and survivor benefits) may be modified in the manner provided by the Pension Board under Section XXIV.11 of the GE Pension Plan (with respect to benefits based on the amount set forth in subparagraph (a) above) and under Section XIV(e) of the GE Supplementary Pension Plan (with respect to benefits based on the amount set forth in subparagraph (c) above) or in such other manner as the Company determines.

3.
The employee’s manager shall recommend the amount and duration of the allowance, whether it shall be an immediate or deferred allowance and whether the allowance shall be in the form of a retirement allowance or a termination allowance, taking into account the employee’s age, length of service, contributions to the Company, the likelihood of the employee being able to obtain other employment, and such other factors as such manager may consider relevant.

A determination to grant an allowance under this program shall be based on a written statement recommending the amount and the terms of the allowance and stating the facts and considerations upon which it is made; it shall be signed by the employee’s manager and shall be endorsed by such manager’s immediate superior and by the appropriate officer reporting directly to the Corporate Executive Office; provided that allowances to the employees who are Senior Vice Presidents or above shall be endorsed by the Management Development and Compensation Committee of the Board of Directors. The Chairman of the Board or his delegate shall act on the recommendation.

4.
The allowance, which shall be paid from funds of the Company, shall be paid monthly. Immediate allowances may commence with the first of the month following the month in which the employee’s service terminates. However, all or a portion of a deferred allowance may be scheduled to commence the first of any month thereafter.

5.
A married employee granted a retirement or termination allowance shall receive a reduced allowance in order to provide for a continuation of payments to the employee’s spouse after the employee’s death, if such death occurs prior to age 60, subject to the following conditions:

(a)
That portion of the allowance representing the amounts described in Paragraphs 2(a) and 2(c) shall be reduced in the same manner and payable under the same terms and conditions as a pension would be treated under Section IX.1 (disregarding the calculations in the fourth paragraph therein for retirement as of the first day of the month following the attainment of age 59, or as of an earlier date) and IX.2 of the GE Pension Plan; provided, however, that:

(i)
payment to the surviving spouse shall be equal to one half of the reduced allowance which would have been payable to the employee had the employee survived, including any increase in such allowance which was scheduled to take effect at the employee’s age 60;

(ii)
if death occurs prior to age 60, payments of such allowance to the employee’s surviving spouse shall be further reduced by the amount available in the form of a monthly annuity as a preretirement spouse annuity payable under the GE Pension Plan with such reduction occurring beginning on the earliest date such annuity is so payable;

(iii) upon the death of the employee, the portion of the allowance representing the amount described in Paragraph 2(b) shall be discontinued at the end of the month in which such death occurs;

(iv) in no event shall any further payments of allowance be made to any persons after the death of both the employee and the person who is his spouse for purposes of the survivor benefit; and

(v) no waiver of the survivor benefit provided under this paragraph 5 shall have been received by the Company.

(b)
Upon receipt by the Company of an employee’s waiver with spouse’s consent of the survivor benefit under this Paragraph 5, the allowance shall be adjusted from and after the date of such waiver to the amount he would have received on or after that date had there been no survivor benefit.

The spouse of a married employee shall not be eligible for any allowance payments after the employee’s death if such death occurs after attainment of age 60 except as and to the extent provided in Paragraph 6.

6.	Any allowance granted pursuant to this program shall be paid in accordance with the terms set forth in the written statement referred to in Paragraph 3. However, any such allowance:

(a)
may be terminated at any time by the Management Development and Compensation Committee if the Committee in its sole discretion determines that the employee or, after the death of the employee, the employee’s surviving spouse, has acted or is acting in any way inimical to the interests of the Company;

(b)
shall terminate at the end of the month in which the employee withdraws his contributions to the GE Pension Plan plus interest credited thereon or elects to accelerate the commencement of his pension under Section Xl.4.b.(iii) of the GE Pension Plan;

	(c)	shall terminate at the end of the month in which the employee’s death occurs, if prior to age 60; unless a survivor benefit is payable in accordance with Paragraph 5;

	(d)	shall terminate at the end of the month in which the employee attains age 60, except that:

(i)
the portion of the allowance representing the amount described in Paragraph 2(b) may be paid until the employee attains the Age of Eligibility for Social Security Benefits (currently age 62) or, if Section VI.8. of the GE Pension Plan is in effect, his Age of Eligibility for 80% Social Security Benefits within the meaning of such provision, or until the employee dies, whichever first occurs; and

(ii)
the portion of the allowance representing the amount of the employee’s supplementary pension described in Paragraph 2(c) may be paid through the month in which the employee dies; provided that (1) if a survivor benefit applies to the employee’s pension under the GE Pension Plan, this portion of the allowance shall be adjusted and paid on the same basis as Section VI of the Supplementary Pension Plan, and (2) if a death benefit is payable to the beneficiary or surviving spouse of such employee under the GE Pension Plan, a death benefit shall also be payable to such beneficiary or surviving spouse with respect to the portion of the employee’s allowance representing the amount described in Paragraph 2(c) hereof, such benefit to be computed and paid in the same manner as the death benefit referred to in Section VII of the GE Supplementary Pension Plan; and

(e)
Notwithstanding the foregoing, if a former employee entitled to a deferred allowance dies on or after November 1, 1998 and before such allowance commences and a preretirement survivor annuity is payable to the Surviving Spouse of the employee under the GE Pension Plan, a preretirement survivor annuity may also be payable to such Spouse with respect to the portion of the deferred allowance representing the amount of the employee’s supplementary pension described in Paragraph 2(c). Any such preretirement survivor annuity provided under this Program shall be computed and paid in the same manner as such death benefit is payable under the GE Pension Plan but shall be based only on the portion of the deferred allowance representing the amount of the employee’s supplementary pension described in Paragraph 2(c).

7.
Notwithstanding those provisions of Paragraphs 5 and 6 above concerning the form in which an allowance will be distributed (including applicable survivor or death benefits), if the allowance is granted in conjunction with the payment of the Special Early Retirement Option or Plant Closing Pension Option under the GE Pension Plan, such allowance will be distributed for so long as it remains payable in the same form as the pension is paid under the GE Pension Plan and subject to at least the same reduction calculation to reflect any applicable survivor benefits.

8.	Any allowance payable under this program shall terminate at the end of the month in which the employee is reemployed by General Electric Company or any of its affiliates or subsidiaries.

9.	For purposes of this program, the terms “spouse” and “surviving spouse” shall have the same meanings as under Section XXVI of the GE Pension Plan.

10.
Except as to withholding of any tax under the laws of the United States or any state or locality, no benefit payable at any time hereunder shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment or other legal process, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefit, whether currently or thereafter payable hereunder, shall be void.

11.	Any or all allowances granted under this program may be reduced, suspended, or terminated by the Board of Directors in its discretion.